UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2016

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 West Butler Road

Greenville, South Carolina 29607

(Address of principal executive offices) (zip code)

(864) 422-8011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 29, 2016, following consultation with its independent compensation consultants, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Regional Management Corp. (the “Company”) approved certain compensation arrangements with respect to the Company’s executive officers as described below.

2016 Annual Cash Incentive Opportunities

The Committee approved target bonus awards to the executive officers based on a percentage of each such officer’s base salary as follows:

•	Michael R. Dunn, Chief Executive Officer: 100% of base salary;

•	Jody L. Anderson, President and Chief Operating Officer: 100% of base salary;

•	Donald E. Thomas, Executive Vice President and Chief Financial Officer: 100% of base salary;

•	Daniel J. Taggart, Senior Vice President and Chief Risk Officer: 100% of base salary; and

•	Brian J. Fisher, Vice President, General Counsel, and Secretary: 60% of base salary.

Each officer will be eligible to earn up to 150% of his target award based on the achievement of certain performance goals established by the Committee.

Grant of Option Awards, Performance-Contingent Restricted Stock Unit Awards, and Cash-Settled Performance Unit Awards

The Committee granted the following awards to the Company’s executive officers under the Regional Management Corp. 2015 Long-Term Incentive Plan (the “2015 Plan”): (i) nonqualified stock options, (ii) performance-contingent restricted stock units (“RSUs”), and (iii) cash-settled performance units (“performance units”), in each case subject to the terms of the 2015 Plan and the applicable award agreement.

The executive officers were each granted a nonqualified stock option, subject to a Nonqualified Stock Option Agreement (the “NQSO Agreement”), to purchase such number of shares of the Company’s common stock as may be determined by dividing the value of the grant (as described below) by the fair value of each option share (calculated on or as close in time as practicable to the grant date in accordance with GAAP and the Black-Scholes option model) as follows: Mr. Dunn: $520,000; Mr. Anderson: $167,500; Mr. Thomas: $166,000; Mr. Taggart: $102,667; and Mr. Fisher: $95,833. The option price of each option is equal to the fair market value of the Company’s common stock on the grant date, and each option has a 10-year term, with one-third of the shares subject to each option vesting on each of December 31, 2016, December 31, 2017, and December 31, 2018, subject to the executive’s continued employment from the grant date through the respective vesting date or as otherwise provided in the NQSO Agreement, the form of which was attached as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2015.

The executive officers were each granted RSUs with the target number of units calculated by dividing the value of the grant by the closing price of the Company’s common stock on the grant date, based upon grants of the following values: Mr. Dunn: $520,000; Mr. Anderson: $167,500; Mr. Thomas: $166,000; Mr. Taggart: $102,666; and Mr. Fisher: $95,834. The actual number of RSUs, if any, that may be earned may range from 0% to 150% of the target number of units and will be based on achievement of (i) the Company’s compound annual growth rate of net income compared to the compound annual growth rate of net income for the Company’s peer group and (ii) each such executive’s and the Company’s overall performance, in each case over the performance period, January 1, 2016 through December 31, 2018, and the continued employment of each such executive through December 31, 2018, or as otherwise provided in the Performance-Contingent Restricted Stock Unit Award Agreement (the “RSU Agreement”).

The executive officers were each granted the following number of performance units with a target value of $1.00 per share: Mr. Dunn: 520,000; Mr. Anderson: 167,500; Mr. Thomas: 166,000; Mr. Taggart: 102,667; and Mr. Fisher: 95,833. The actual value of performance units, if any, that may be earned may range from 0% to 150% of the target value and will be based on achievement of (i) the Company’s compound annual growth rate of earnings per share compared to the compound annual growth rate of earnings per share for the Company’s peer group and (ii) each such executive’s and the Company’s overall performance, in each case over the performance period, January 1, 2016 through December 31, 2018, and the continued employment of each such executive through December 31, 2018, or as otherwise provided in the Cash-Settled Performance Unit Award Agreement (the “Performance Unit Agreement”).

The foregoing summaries of the RSU Agreement and the Performance Unit Agreement are not complete and are qualified in their entirety by reference to the full text of each agreement, the forms of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Grant of Retention Awards

The Committee determined to implement a retention program pursuant to which it granted the following awards as an incentive and retention vehicle for certain of its executive officers: (i) shares of restricted stock (the “Stock Retention Award”), which are subject to the terms of the 2015 Plan and a Restricted Stock Award Agreement (the “Restricted Stock Agreement”), the form of which was attached as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on April 28, 2015, and (ii) a cash retention award (the “Cash Retention Award”), which is subject to the terms of a Retention Award Agreement, the form of which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2015.

Mr. Thomas and Mr. Fisher were granted a Stock Retention Award for such number of shares of the Company’s common stock as may be determined by dividing the value of the grant ($100,000 in the case of Mr. Thomas and $75,000 in the case of Mr. Fisher) by the closing price of the Company’s common stock on the grant date. Each Stock Retention Award vests on the 18-month anniversary of the grant date, subject to the executive’s continued employment or as otherwise provided in the Restricted Stock Agreement.

Mr. Thomas and Mr. Fisher were granted a Cash Retention Award in the amount of $100,000 and $75,000, respectively. Each Cash Retention Award is payable in three equal installments on or as close in time as practicable to each of the six-month, 12-month, and 18-month anniversaries of the grant date, subject to the executive’s continued employment from the grant date through the respective vesting date or as otherwise provided in the Retention Award Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Performance-Contingent Restricted Stock Unit Award Agreement

10.2	Form of Cash-Settled Performance Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: April 1, 2016	By:	/s/ Donald E. Thomas
Donald E. Thomas Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Performance-Contingent Restricted Stock Unit Award Agreement

10.2	Form of Cash-Settled Performance Share Unit Agreement